UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    DayStar Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

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Milpitas, CA

November [    ], 2010

1010 S. Milpitas Blvd.

Milpitas, CA 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 30, 2010

To our Stockholders:

The 2010 Annual Meeting of Stockholders of DayStar Technologies, Inc. (the “Company”) will be held beginning at 2:00 p.m. local time on December 30, 2010 at the Hyatt Regency, 5101 Great America Parkway, Santa Clara, CA 95054 for the following purposes:

1. To elect six directors of the Company to hold office until the 2011 Annual Meeting of Stockholders;

2. To approve an amendment to the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan from 1,216,667 to 2,700,000;

3. To approve the terms of certain convertible notes and warrants, including the issuance of shares upon conversion of such notes or exercise of such warrants;

4. To ratify the selection by the Audit Committee of the Company’s Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2010; and

5. To consider and vote upon such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on November 19, 2010 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record at the close of business on November 19, 2010 of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), are entitled to notice of, and to vote at the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and, during ordinary business hours, for a period of ten days prior to the meeting at the Company’s principal place of business at 1010 S. Milpitas Blvd., Milpitas, CA 95035. The accompanying form of proxy is solicited by the Board of Directors of the Company.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF LAW.

By order of the Board of Directors,

Mr. Christopher T. Lail
Secretary

1010 S. Milpitas Blvd.

Milpitas, CA 95035

PROXY STATEMENT

2010 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DayStar Technologies, Inc. (the “Company”) of proxies to be voted at the 2010 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. local time on December 30, 2010, at the Hyatt Regency, 5101 Great America Parkway, Santa Clara, California, and at any adjournments or postponements thereof. The shares represented by properly completed proxies received prior to the vote will be voted FOR any proposal unless specific instructions to the contrary are given or an abstention from voting is indicated by the stockholder. If no instructions to the contrary are given, and the stockholder has not abstained, shares will be voted FOR the election of the six director nominees to serve for the ensuing year and until their successors are elected; FOR the increase in the number of shares reserved under the Company’s Amended and Restated 2006 Equity Incentive Plan; FOR the approval of the terms of certain convertible notes and warrants, including the issuance of shares upon conversion of such notes or exercise of such warrants; and FOR ratification of the selection of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2010. The persons named as proxies will use their discretionary authority on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. In addition to solicitation by mail, proxies may be solicited personally, without additional compensation, by the Company’s officers and employees or by internet, electronic mail, telephone, facsimile transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement and the accompanying form of proxy are first being sent or given to stockholders on or about November [24], 2010.

VOTING

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being sent or given to stockholders of the Company on or about November [24], 2010 in connection with the solicitation of proxies for the adjourned Annual Meeting. The Board of Directors has fixed the close of business on November 19, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were              shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

Votes will be counted by the inspectors of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares). Directors are elected by a plurality, with the nominees obtaining the most votes being elected. Because there is no minimum vote required, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders who share an address. The Company will promptly deliver a separate copy of either document to any stockholder upon written or oral request. Requests may be made by mail to: Christopher T. Lail, DayStar Technologies, Inc., 1010 S. Milpitas Blvd., Milpitas, CA; by email clail@daystartech.com; or by telephone: (408) 582-7100. Any stockholder who would like to receive separate copies of the Proxy Statement or Annual Report to Stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may so designate on their proxy card at the time of voting. The stockholder can also contact the Company directly at (408) 582-7100.

ANNUAL REPORT AND PROXY MATERIALS

The Form 10-K of the Company for the year ended December 31, 2009 is enclosed with this Proxy Statement. This Proxy Statement and the Company’s 2009 Form 10-K are available on our website at www.daystartech.com. Instead of receiving paper copies of next year’s Proxy Statement and Annual Report in the mail, stockholders can elect to receive an e-mail message that will provide a link to these documents on the website. DayStar’s stockholders who have enrolled in the electronic proxy delivery service previously will receive their materials online this year. Stockholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings by registering online at www.computershare.com. Beneficial or “street name” stockholders who wish to enroll in electronic access service may do so at www.proxyvote.com.

STOCKHOLDER QUESTIONS AND ASSISTANCE IN VOTING SHARES

The Company has retained MacKenzie Partners, Inc. to act as proxy solicitor in connection to the 2010 Annual Meeting of Stockholders. Stockholders can contact MacKenzie with questions or if they need assistance in voting their shares toll-free at 1-800-322-2885, 212-929-5500 (call collect), or via email at proxy@mackenziepartners.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors has nominated the following persons for election as directors to serve one year terms, which expire at the Annual Meeting of Stockholders in 2011, or until their respective successors are elected and qualified:

Peter A. Lacey, Chairman

Magnus Ryde, Chief Executive Officer

Jonathan W. Fitzgerald

Richard C. Green, Jr.

William S. Steckel

Kang Sun

If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting, or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by Patrick J. Forkin III and Christopher T. Lail, the proxy holders named on the enclosed proxy card or by the current Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director. All nominees have been nominated by the Nominating and Governance Committee of the Company’s Board of Directors. There were no stockholder nominations for directors.

The Board of Directors recommends a vote FOR the election of Messrs. Lacey, Ryde, Fitzgerald, Green, Steckel and Sun.

The following table sets forth certain information about each nominee for election to the Company’s Board of Directors.

Name	Age	Positions	Director Since	Expiration of Current Term
Peter A. Lacey(2)(3)	53	Chairman	2009	2010
Magnus Ryde	54	Chief Executive Officer	2010	2010
Richard C. Green, Jr. (1)(2)(3)	55	Director	2009	2010
Jonathan Fitzgerald.(1)(2)	48	Director	2009	2010
William S. Steckel	53	Director	2009	2010
Kang Sun(1)	54	Director	2009	2010

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

Directors

Peter A. Lacey. Mr. Lacey joined us as a director in 2009, and he has been the President, Chief Executive Officer and a director of the Cervus Equipment Corporation since May 2003. Cervus Equipment Corporation, which is listed on the TSX Venture Exchange operates 17 agricultural and turf John Deere stores in Alberta, Saskatchewan, British Columbia and Manitoba, as well as 5 Bobcat and JCB construction equipment stores in Alberta. Mr. Lacey has also been the President, Chief Executive Officer and a trustee of Proventure, a public income trust listed on the TSX Venture Exchange which is in the commercial property development business and provides financing and leases real estate to Cervus since November 2005. Mr. Lacey has also been the Chairman of the Board and director of Eveready Energy Services, a public company listed on the Toronto Stock Exchange that provides industrial and oilfield maintenance and production services to the energy, resource, and industrial sectors, since September 2004. Eveready was recently sold to Clean Harbors Inc. Mr. Lacey was a director of the former River Valley Energy Services Ltd., a predecessor to Eveready, from August 1995 until September 2004. Mr. Lacey has been a member of the Red Deer College Board of Governors since October 1997, and was Chairman from May 2000 until February 2004 at which time the Chairman’s appointment term concluded. Mr. Lacey also served as a trustee on the Alberta Ingenuity Fund’s Board of Trustees, a $900 million fund established to attract research and researchers to Alberta.

The Board of Directors believes that Mr. Lacey’s experience, both as an entrepreneur and in financing companies, provides needed skills as the Company seeks additional financing and/or strategic partnerships to execute its product commercialization strategy.

Magnus Ryde. Mr. Ryde joined us as Chief Executive Officer in February 2010 and brings more than 25 years of experience in the semiconductor industry. He has had several key senior management positions, including as general partner of Quan Ventures from 2007 to 2009. Prior to Quan Ventures, he was interim CEO of Intemax Corporation from 2005 to 2007, a company specializing in phosphors for light emitting diodes for the solid state lighting market, where he successfully raised $16.5M in Series C financing and initiated establishment of a joint venture in Taiwan for LED packaging capability. From 2000 to 2004, Mr. Ryde served as Chairman and CEO of FlexICs, a flexible display spin-out from Lawrence Livermore National Laboratory in California. He also served as President of North America for Taiwan Semiconductor Manufacturing Co. (TSMC). He also held numerous senior executive positions during his 18 year tenure at KLA-Tencor, the world’s leading supplier of process control and yield management solutions for the semiconductor and related industries, including Vice President of Worldwide Field Operations, manufacturing manager, product marketing manager, KLA Europe Director, and VP of Corporate Sales. Mr. Ryde also has a breadth of board experience, currently serving on the board of directors of QuNano AB since 2007, Quanlo AB, GLO AB, Sol Voltaics, AB, and Mars Capital Group LLC. He also served on the boards of NextTech Solutions from 2005 to 2007, Four Invest AB as Chairman from 2002 to 2006, and Effnet Holding AB of Sweden from 2000 to 2006. He graduated from Linköping University in 1979 and Stanford University in 1980 with a MS in Industrial Engineering and later completed an Executive MBA at Stanford University in 1995.

The Board of Directors believes that Mr. Ryde’s management experience with technology companies and his financing experience make him an excellent candidate as both the Chief Executive Officer and as a member of the Board.

Jonathan W. Fitzgerald. Mr. Fitzgerald joined us as a director in 2009. Mr. Fitzgerald is an independent investment banker providing advisory services to early and growth-stage businesses in a variety of technology industries. Previously, Mr. Fitzgerald was a Managing Director and senior investment banker with the firm of Morgan Joseph & Co. Inc. In addition to leading the Firm’s Cleantech investment banking practice, Mr. Fitzgerald served a variety of industrial clients across the western region. Mr. Fitzgerald also served as the Interim-CEO of Harvest Wind Limited, a development stage wind turbine manufacturer based in Oregon. Jonathan also served as an Adviser to iSense Corporation, Boston Poly Corporation and Trustwater LLC. Mr. Fitzgerald was Co- Head of Capital Markets origination for North America at Dresdner Kleinwort Wasserstein. In this capacity he oversaw the origination of loan, bond and equity products for the firm’s key corporate relationships across multiple industry sectors. In addition to traditional capital markets products, Jonathan has significant experience in acquisition finance, liability management, structured finance and securitization. Mr. Fitzgerald also held senior investment positions in New York and London at Credit Suisse First Boston and Lehman Brothers, leading international investment banks. Mr. Fitzgerald holds a B.A. with Distinction from Bowdoin College, an MSc.(Econ) from The London School of Economics and Political Science and an M.B.A. from the Wharton School of the University of Pennsylvania.

The Board of Directors believes that Mr. Fitzgerald’s wealth of experience in working with growth technology and cleantech companies and his current experience as an independent investment banker providing advisory services to early and growth-stage businesses in a variety of technology industries, provides the board and management team with valuable insights as the Company continues its financing efforts and seeks strategic partnerships to initiate its CIGS production line.

Richard C. Green, Jr. Mr. Green has spent over 30 years in the energy industry, serving for 20 years as the Chairman and CEO of Aquila Corporation, formerly UtiliCorp United, an international gas and electric company. Mr. Green has been credited with leading a successful turnaround to successfully reposition Aquila during the energy market crisis of 2002. Additionally, he demonstrated leadership and perseverance in pioneering both the strategy and successful execution of a significant business expansion of UtiliCorp United to a Fortune 30 company. UtiliCorp United was a multi-national electric and gas utility business and national energy marketing and trading business. Mr. Green is also Chairman of Midwest Research Institute (MRI) which has a core focus that includes renewable energy, life sciences and national security and defense. He currently serves on the Board of Directors of the Alliance for Sustainable Energy that operates the National Renewable Energy Laboratory (NREL) for the U. S. Department of Energy. He serves on the General Partners’ Advisory Board of Directors of Hudson Clean Energy Partners. Hudson Clean Energy Partners is a leading global private equity firm, dedicated solely to investing in renewable power, alternative fuels, energy efficiency and storage. Mr. Green founded The Calvin Group LLC which is a firm that acts as a catalyst to management teams facing significant challenges or seeking to explore new opportunities. Mr. Green is a Graduate of Southern Methodist University and serves as a member of the Board of Directors of the Hall Family Foundation, a Trustee of the Nelson-Atkins Museum of Art and the Washington D.C. based Urban Institute.

The Board of Directors believes that Mr. Green’s strategic planning experience will be of great value to DayStar as we move forward on pursuing commercial strategies and opportunities consistent with building significant, long-term value for our stockholders.

William S. Steckel. Mr. Steckel joined us in June 2008 and served as our President & Chief Executive Officer and Chief Financial Officer until February 2010. Since March 2010, Mr. Steckel has been Executive Vice President and CFO of Hess Print Solutions. From April 2006 until June 2008, Mr. Steckel was Chief Financial Officer, Senior Vice President and Treasurer at Norwood Promotional Products, a leading supplier of imprinted promotional products. Before Norwood, Mr. Steckel was with Lambda Power (a division of Invensys plc), a global manufacturer of power supplies, power filtering and power protection equipment, where he was President from 2003 to 2005 and CFO from 2001 to 2002. Mr. Steckel earned his Bachelor of Science in industrial management at Iowa State University, and his M.B.A. from Western Illinois University. He is also a Certified Public Accountant.

The Board of Directors believes that Mr. Steckel’s recent experiences as a member of the Company’s management team provides key continuity and insight as the Company seeks additional financing to execute its product commercialization strategy. Additionally, Mr. Steckel’s experience in leading technology companies is useful as the Company assesses its options to commence its initial production line.

Kang Sun. Dr. Sun joined us as a director in 2009. Dr. Sun is currently Chairman of the Board of RayTracker Inc., an advanced photovoltaic tracking system manufacturer. Dr. Sun previously served as President, Chief Operating Officer and Director of China-based JA Solar Holdings Co., a world leader in photovoltaic products. At JA Solar, Dr. Sun was responsible for successfully securing $620 million in equity funding in 2007 and 2008 and led the business to profitability by growing revenue from $90 million in 2006 to approximately $800 million in 2008. Prior to joining JA Solar Holdings, Dr. Sun served as Managing Director, New Business Development & Chief Strategy Officer, New Business and New Products Group for Applied Materials where he was responsible for new business ventures and the company`s corporate strategic licensing business. From 1990 to 2005, Dr. Sun held executive positions in several large business enterprises and technology start-ups, including serving as Vice President of New Venture Business at Honeywell International Inc., General Manager of the optical devices business at Allied Signal, Vice President of New Business and Technology at Oce, and Vice President of Business Development at Microfabrica. Dr. Sun received his Ph.D. degree in material science from Brown University, master’s degree in chemistry from University of Georgia and bachelor’s degree in chemistry from Nanjing University, China.

The Board of Directors believes that his demonstrated success and leadership as President and Chief Operating Officer of JA Solar and his depth of experience in technology companies will be of great value to DayStar as we move forward to commercialize DayStar’s CIGS thin-film technology.

PROPOSAL NO. 2

TO APPROVE AN AMENDMENT TO

THE COMPANY’S AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM

1,216,667 TO 2,700,000

The Board of Directors has approved an amendment to our Amended and Restated 2006 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan from 1,216,667 to 2,700,000 shares, subject to approval of our stockholders. The Plan was originally adopted by the Board of Directors on March 29, 2006 and approved by stockholders on June 19, 2006. In August 2008 the Board of Directors approved an amendment and restatement of the Plan, which was approved by stockholders on September 22, 2008.

If approved by our stockholders, the amendment will increase the number of authorized shares available for issuance under the Plan by 1,483,333 shares to a total of 2,700,000 shares. As of October 31, 2010, there are no shares available for grant under the Plan. The Board deems the authorization of the additional shares necessary, as our management team and Board currently have agreed to take equity in lieu of cash for their compensation. Additionally, having a pool of shares available for grant under the Plan may be of importance to potential strategic partners. When the stockholders approved the amended and restated Plan in 2008, we anticipated that we would return to our stockholders for additional shares under the Plan in fiscal year 2010. This requested amendment is in keeping with our plans from 2008. The proposed amendment will not affect any other provision in the Plan nor any provision of the 2003 Equity Incentive Plan (the “2003 Plan”).

Reasons for the Amendment

When we amended and restated the Plan in 2008, we anticipated the pool would be sufficient for two fiscal years. Subsequent to the approval of the amended and restated Plan, the Company experienced a growth phase as we anticipated the commencement of our initial manufacturing line. During this growth phase, the Company issued stock options and restricted stock units and awards to a substantial number of its employees as a part of its overall compensation package. Additionally, during the first quarter of 2010, the members of our Board of Directors and management team agreed to take shares of stock in lieu of cash for a significant portion of their compensation. This interim compensation policy was implemented to help preserve our cash resources pending the completion of a larger equity infusion or a strategic transaction. The Board anticipates extending this policy into at least the first half of 2011 because the Board believes that the additional shares are crucial to retaining key personnel resources as we continue to seek additional funds and/or strategic transactions. In addition, as we continue to seek financing or other strategic transactions for the Company, potential parties may have interest in the availability of shares under our equity incentive plans. We believe that the availability of shares is an important consideration in the value of the Company to a potential strategic investment partner, particularly in the instance of a business combination.

Description of the Material Features of the Amended and Restated 2006 Equity Incentive Plan

The material features of the Plan, as proposed to be amended, are outlined below. This summary is qualified in its entirety by reference to the complete text of the Plan. Stockholders are urged to read the actual text of the Plan, as proposed to be amended, in its entirety, which is appended to this proxy statement as Appendix A.

Purpose

The Plan is critical to our ongoing effort to build stockholder value through attracting, retaining and motivating key employees, directors and consultants. In recent years, we have encountered significant competition for high caliber talent and we believe we must be prepared to offer equity compensation packages that are competitive and enable us to increase our workforce to support the commercialization of our product. Therefore, we are embarking on a carefully considered path to manage the size of our equity compensation program so that we can attract and maintain the most qualified, motivated employees possible to help us grow our business.

Subsequent to the Plan amendment in 2008, restricted stock awards, restricted stock units and stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so stock options provide a strong incentive for individuals to work to grow our business and build stockholder value, and are most attractive to individuals who share our entrepreneurial sprit. We continue to believe that stock options are a vital part of our equity program. However, we recognize that we must responsibly manage the growth of our equity compensation programs, and therefore we recently have been granting some full value awards in the form of restricted stock awards and restricted stock units to our employees, which generally require fewer shares per award to maintain the same economic potential for the award recipients.

Shares Available for Awards

If Proposal No. 2 is approved, the total number of shares of our common stock reserved for issuance under the Plan will be 2,700,000 shares.

Awards & Eligibility

Under the Plan, we may grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-related awards, and performance awards that may be settled in cash, stock, or other property. If the amendment to the Plan is approved by our stockholders, all awards granted on or after such approval will be subject to the terms of the Plan as amended, and all outstanding stock awards granted under the Plan prior to such approval will remain subject to the terms of the Plan, as amended, and the terms of the applicable award agreement.

Incentive stock options may be granted under the Plan only to our employees (including officers) and employees of our affiliates. Our employees (including officers), consultants and directors and employees (including officers) and consultants of our affiliates are eligible to receive all other types of awards under the Plan. All of our employees, directors and consultants are eligible to participate in the Plan.

Administration

Our Board of Directors has delegated administration of the Plan to our Compensation Committee. The Board of Directors has also delegated to a stock option committee composed of the Chief Executive Officer or the Chief Financial Officer, in the event the Chief Executive Officer is unavailable, the authority to grant stock options to eligible individuals who are not Section 16 officers subject to grant guidelines established by the Board of Directors. Subject to the terms of the Plan, the Board of Directors, the Compensation Committee and/or the designated officers will determine award recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting and the exercise or purchase price.

Repricing

The Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, we will not have the authority to reduce the exercise price of any outstanding stock options and stock appreciation rights under the Plan or to cancel any outstanding stock options and stock appreciation rights under the Plan in exchange for the grant of other stock awards in a manner that would constitute a repricing under current accounting rules.

Stock Options

Stock options will be granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the Plan will vest at the rate specified in the option agreement.

In general, the term of stock options granted under the Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months in the event of disability or 18 months in the event of death, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than disability or death or cause, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. If an optionholder’s service relationship with us terminates for cause, the option will generally terminate immediately upon the date of such termination and may not be exercised after the date of termination or service. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the Plan may include cash, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other approved forms of legal consideration.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory stock options. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the Plan is 2,700,000 shares. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

In addition, no employee may be granted options or stock appreciation rights under the Plan covering more than 133,333 shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Restricted stock unit awards will generally be settled by delivery of shares of our common stock, by cash, or by a combination of cash and stock. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights will be granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Stock appreciation rights will be subject to a vesting schedule determined at grant and will generally be settled in shares of our common stock, in cash or in a combination of the two. If a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason other than cause, the recipient may generally exercise any vested stock appreciation right up to three months from cessation of service. If a stock appreciation right recipient’s service relationship with us terminates for cause, the stock appreciation right will generally terminate immediately upon the date of such termination.

Performance Awards

The Plan provides for the grant of performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of specified performance goals. The length of any performance period, the performance goals to be achieved, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Compensation Committee. Performance goals will generally be established not later than 90 days into a performance period. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied. The maximum performance award that may be granted to any individual in a calendar year is 133,333 shares of our common stock and $5,000,000.

Performance goals under the Plan may be based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) margin; (ix) operating income; (x) income (before or after taxes); (xi) operating income; (xii) operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; (xxviii) capital expenditures; (xxix) debt levels; and (xxx) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors or the Compensation Committee.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Plan. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Board will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of certain corporate transactions, all outstanding stock awards under the Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction and our repurchase rights will generally lapse. Stock awards may be subject to additional acceleration of vesting and exercisability upon or after a change in control as provided in the stock award agreements.

Plan Amendments

We may amend or terminate the Plan at any time, although no amendment or termination of the Plan may adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any further amendments to the Plan as required by applicable law.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income, as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition will be included in the optionholder’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Plan stock appreciation rights separate from any other award or in tandem with other awards under the Plan. If the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may only be delivered promptly following vesting, or, if delivery is delayed past vesting, upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change of control. If delivery occurs on another date, in addition to the tax treatment described above, the recipient will owe an additional 20% tax and interest on any taxes owed under Section 409A of the Code. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The Plan is intended to enable us to grant awards that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, restricted stock units, performance awards and other stock-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Plan Benefits

We cannot currently determine the benefits or exact number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the Plan. The following table sets forth information about awards granted under the Plan during the year ended December 31, 2009 to our named executive officers, each nominee for election as a director, all current executive officers as a group, all non- employee directors as a group, and all non-executive employees (including all current officers who are not executive officers) as a group. The table is intended to be used for historical reference and to provide guidance on past practices and is not intended to represent the actual payments to be made under the Plan to the officers, directors and employees during the upcoming fiscal year.

Name and Position	Dollar Value ($)(1)	Equity Awards(2)
Magnus Ryde	$—	—
Chief Executive Officer and Director(3)

Stephan DeLuca	$—	—
Former Chief Executive Officer(4)

Robert G. Aldrich	$207,500	27,777
Former Chairman and Chief Executive Officer(5)

Ratson Morad	$—	—
Former Chief Operating Officer(6)

Patrick J. Forkin III	$186,750	33,333
Sr. VP Corporate Development & Strategy

Robert E. Weiss	$207,500	27,777
Chief Technology Officer

Peter A. Lacey	$—	—
Nominee for Election as a Director(7)

Jonathan Fitzgerald	$—	—
Nominee for Election as a Director(7)

Richard C. Green, Jr.	$—	—
Nominee for Election as a Director(7)

William S. Steckel	$207,500	27,777
Nominee for Election as a Director (8)

Kang Sun	$—	—
Nominee for Election as a Director(7)

Executive Group	$809,250	116,664

Non-Executive Director Group	$—	—

Non-Executive Officer Employee Group	$1,432,245	180,992

(1)	Reflects the closing price of our Common Stock on the date of grant.
(2)	Includes options and restricted stock units to purchase common stock.
(3)	Mr. Ryde joined the Company in January 2010.
(4)	Mr. DeLuca resigned as our Chief Executive Officer in May 2009.
(5)	Mr. Aldrich resigned as our Chairman in October 2009.
(6)	Mr. Morad resigned as our Chief Operating Officer in June 2009.
(7)	Messrs. Lacey, Green, Fitzgerald, and Sun joined our board of directors in the fall of 2009, and did not receive any awards during the fiscal year ended December 31, 2009.
(8)	Mr. Steckel resigned his executive positions in February 2010, but has continued his service on our board of directors.

Equity Compensation Plan Information

In addition to the Amended and Restated 2006 Equity Compensation Plan described above, we also have the 2003 Equity Incentive Plan adopted in 2003 (the “2003 Plan”).

The following table gives information about our common stock that may be issued upon the exercise of options, warrants or rights under our existing equity compensation plans, consisting of the 2003 Plan and Amended and Restated 2006 Equity Incentive Plan. The information in this table is as of September 30, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights		Number of securities remaining available
Equity compensation plans approved by security holders	260,417	(1)	$		70,108
Equity compensation plans not approved by security holders	555,556			$3.60	—

Total	815,973		$		70,108

(1)	Does not include 62,056 and 4,306 shares of restricted stock granted in 2003 and 2005, respectively, under the 2003 Plan to certain of our officers, employees and consultants, and 23,889 and 20,819 shares of restricted stock granted in 2007 and 2006, respectively under the 2006 Plan.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the amendment to the Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Board Recommendation

The Board of Directors of the Company recommends a vote FOR the approval of the amendment to the Plan.

PROPOSAL NO. 3

APPROVAL OF THE TERMS OF OUTSTANDING NOTES THAT ARE CONVERTIBLE INTO COMMON STOCK AND THE TERMS OF OUTSTANDING WARRANTS THAT ARE EXERCISABLE FOR COMMON STOCK

We are asking our shareholders to approve the terms of outstanding notes that are convertible into shares of our common stock (the “Notes”), and the terms of outstanding warrants (the “Warrants”) that are exercisable for shares of our common stock. We are also asking our shareholders to approve the issuance of shares upon conversion of the Notes and upon exercise of the Warrants, including allowing us to amend the Notes to remove the existing caps on the issuance of shares. Since September 2009, the Company has been financing its operations by issuing convertible debt. To date, the Company has issued an aggregate principal amount of $5,255,000 of convertible debt, of which $3,155,000 is held by or for the benefit of, officers and directors of the Company. Based on the current conversion price of $0.90 of principal amount per share, the Company is currently obligated to issue 5,838,892 shares of its common stock upon the conversion of outstanding Notes. In addition, in order to induce these bridge lenders to enter into the bridge financing transactions and certain amendments of the bridge financing terms, the Company has issued Warrants to the holders of the Notes. Currently, the Company is obligated to issue 5,335,190 shares of common stock upon exercise of the outstanding Warrants. The exercise price of Warrants to purchase 2,642,596 of these shares is $1.25 per share. The exercise price of Warrants to purchase the remaining 2,692,594 of these shares held for the benefit of Mr. Peter Lacey, the Chairman of the Board of Directors, have an exercise price of $1.70 per share.

The Notes have a provision that protects the holder against possible dilution in the event the Company sells shares for a price less than the then existing conversion price. Accordingly, the number of shares issuable upon conversion of a Note will increase in the event the Company issues shares of common stock with a purchase price of less than $0.90 per share. See “Description of Notes—Conversion Rights and Anti-Dilution Provisions.” The terms of the Notes and the Warrants issued to affiliates of the Company provide that no shares may be issued upon conversion or exercise, as applicable, unless the Company has complied with the stockholder approval rules set forth in Nasdaq’s Listing Rule 5635. The Board believes that approval is necessary in order to preserve the Company’s cash resources upon conversion of the Notes.

Introduction

Set forth below is a summary of the financing transactions you are being asked to approve. This summary takes into account the current terms of the Notes and Warrants, and includes all amendments of the Notes and Warrants to date. This summary fully reflects the Company’s 9:1 reverse stock split from May 2010. The full terms of the original transactions and the terms of each of all of the amendments are set forth in the Company’s filings with the Securities and Exchange Commission. The forms of Note and Warrant used in these financing transactions are attached to this proxy statement as Appendix B and Appendix C, respectively.

Convertible Notes:

Investor	Aggregate Principal Amount of Convertible Notes	Current Conversion Price	Shares Currently Issuable Upon Conversion
Investor Company ITF Peter Lacey	$3,075,000	$0.90	3,416,668
Michael Moretti	$750,000	$0.90	833,335
Tejas Securities Group, Inc., 401(k) Plan and Trust, FBO John Gorman	$700,000	$0.90	777,778
William Steckel	$30,000	$0.90	33,333
Dynamic Worldwide Solar Energy, LLC	$650,000	$0.90	722,222
Robert Weiss	$50,000	$0.90	55,556

Total Outstanding	$5,255,190		5,838,892

Warrants:

Investor	Current Exercise Price	Shares Currently Issuable Upon Exercise
Investor Company ITF Peter Lacey	$1.25	724,074
Investor Company ITF Peter Lacey	$1.70	2,692,594
Michael Moretti	$1.25	833,335
Tejas Securities Group, Inc., 401(k) Plan and Trust FBO John Gorman	$1.25	777,778
William Steckel	$1.25	11,112
Dynamic Worldwide Solar Energy, LLC	$1.25	240,741
Robert Weiss	$1.25	55,556

Total Outstanding		5,335,190

Why We Need Shareholder Approval

Because our stock trades on the Nasdaq Capital Market, we are subject to the Listing Rules of Nasdaq. Under Listing Rule 5635(b), we must obtain shareholder approval for a transaction involving the issuance, or potential issuance, of shares of common stock if the issuance or potential issuance will result in a change of control of the Company. As of the Record Date, the Company had              shares issued and outstanding. Based upon the number of shares issuable upon conversion of the Notes and exercise of the Warrants, such conversion or exercise could result in a change of control of the Company. Therefore, the Company is seeking stockholder approval of the issuance of shares upon conversion of the Notes and exercise of the Warrants since these issuances could result in a change of control of the Company.

Listing Rule 5635(c) requires shareholder approval prior to the issuance of common stock to certain affiliates of the Company in a private placement at a price less than the market value of the common stock, as such issuance is deemed a form of equity compensation. Since Messrs. Lacey and Steckel are directors of the Company, and Mr. Weiss is an executive officer of the Company, Nasdaq rules provide that shares issued to such persons below market price must be approved by the Company’s stockholders. After allocating a portion of the Conversion Price to the Warrants, the Conversion Price of the Notes issued to, or for the benefit of, officers and directors of the Company is a discount to the market value of the common stock. Therefore, the issuance of common stock upon conversion of the Notes and exercise of the Warrants is equity compensation that must be approved under Listing Rule 5635(c). To the extent that the issuance of shares upon conversion of the Notes or upon the exercise of the Warrants is considered equity compensation, the Company is seeking shareholder approval to permit such issuances.

Listing Rule 5635(d) requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving:

•

the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

•

the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

The Notes are convertible into common stock at a conversion rate of $0.90 per share and the warrants are exercisable at $1.25 per share, other than Warrants held by Investor Company ITF Peter Lacey to purchase 2,692,594 shares which are exercisable at a price of $1.70 per share. The conversion price of the Notes is subject to adjustment downward and therefore more shares may be issued upon conversion of the Notes. See

“Description of Notes—Conversion Rights and Anti-Dilution Provisions.” To the extent the conversion price of the Notes or the exercise price of the Warrants would result in an issuance of common stock in violation of Rule 5635(d), we need shareholder approval prior to the issuance of any such shares.

Description of Notes

The Notes are convertible into shares of the Company’s Common Stock at an initial conversion price of $0.90 per share, subject to further adjustment (the “Conversion Price”). The Notes mature on January 22, 2011 (the “Maturity Date”), unless extended in the Holder’s discretion. $2,000,000 aggregate principal amount of the Notes bear interest at a rate of 8% per annum, and the remaining Notes bear interest at the rate of 10% per annum, which rate may be increased upon the occurrence of an event of default under the Note.

Repayment of Principal

The principal amount is to be repaid by either conversion of the Note into shares of the Company’s common stock or cash, at the option of the holder.

Payment of Interest

Interest on the Notes is payable at the Maturity Date of the Note. If the holder elects to convert a Note prior to the Maturity Date at a price less than $0.90 per share, and on the Maturity Date the Company’s five-day volume weighted average price (the “VWAP”) is less than $0.90 and the holder by this conversion has not been compensated for the original principal amount of the Note plus interest accrued thereon, the Company will pay the holder unpaid principal and accrued and unpaid interest in cash.

Security

The payment of principal and interest is secured by a security interest in all of the Company’s assets.

Conversion Rights and Anti-Dilution Provisions

The Notes are convertible at the option of the holder into shares of the Company’s common stock at an initial conversion price of $0.90 per share, subject to adjustment for stock splits, combinations or similar events. Notwithstanding the forgoing, the Note issued to Dynamic Worldwide Solar Energy, LLC provides that it may only be converted into common stock of the Company after the date which is 255 days after April 29, 2010. The Conversion Price is also subject to an anti-dilution adjustment which, in the event that the Company is deemed to be issuing certain securities at a price lower than the then applicable Conversion Price, the then applicable Conversion Price will be reduced to the lowest price per share at which shares are sold.

The Notes contain certain limitations on optional and mandatory conversion. Currently, the Notes cap the number of shares that may be issued upon conversion. In addition, they provide that no conversion may be made if, after giving effect to the conversion, the holder would own in excess of 19.99% of the Company’s outstanding shares of common stock and the Company has not obtained shareholder approval. Further, the Notes issued to affiliates of the Company provide that no shares may be issued in violation of Nasdaq Listing Rule 5635. We are seeking approval to amend the Notes and authorize the issuance of all of the Shares that are permitted to be issued under the terms of the Notes.

The Notes impose penalties on the Company for any failure to deliver any shares of its common stock issuable upon conversion.

Payment in the Event of a Merger or Acquisition

If the event of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under the Notes for less than $0.75 per share (“Sale Price”), then at Holder’s election, the Company will pay the holder an additional sum up to a maximum of ($0.75 – Sale Price) x number of shares issuable under the Notes, in addition to any cash amounts payable for principal or accrued interest after conversion of the Note. This payment is to make the holder whole for its lost expectation of profit if the Company had continued as an independent entity.

Events of Default

The Notes contain a variety of events of default which are typical for transactions of this type.

If there is an event of default, then the holder may accelerate the maturity of the Notes and all principal and unpaid accrued interest that has not been converted into common stock shall become due and payable, and, at any time thereafter, the holder may proceed to collect such unconverted principal and accrued interest and/or proceed with its remedies under any collateral document.

Covenants

The Notes contain a variety of covenants on the part of the Company, which are typical for transactions of this type.

Description of the Warrants

The Warrants entitle the holder to purchase shares of the Company’s common stock at an exercise price of $1.25 per share, other than Warrants to purchase 2,692,594 shares issued to Investor Company ITF Peter Lacey, which have an exercise price of $1.70 per share. The Warrants may be exercised any time in the period beginning six months after the date of issuance and ending on the fifth anniversary of the date of issuance. The Warrants provide for exercises for cash as well as for cashless exercises under certain conditions. Notwithstanding the forgoing, the Warrant issued to Dynamic Worldwide Solar Energy, LLC provides that it may only be exercised after the date which is 255 days after April 29, 2010.

The Warrants require payments to be made by the Company for failure to deliver the shares of common stock issuable upon exercise. The Warrants also contains similar limitations on exercise, including the limitation that an investor may not convert the Warrant into shares of common stock unless the Company determines that 1) such exercise does not require shareholder approval or 2) if shareholder approval is required, the Company has obtained such approval. In addition, the Warrants issued to affiliates of the Company provide that no shares may be issued upon exercise of such Warrants in violation of Nasdaq Listing Rule 5635.

Adjustment to Shares Issuable Upon Exercise

The exercise price of the Warrant and the number of shares issuable upon exercise of the Warrants are subject to adjustments for stock splits, combinations or similar events. Moreover, in the event that the Company issues additional shares of common stock in the form of a stock dividend payable in shares of common stock or by a split-up of shares of common stock or other similar event, then, on the effective day thereof, the number of shares subject to a Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable exercise price shall be correspondingly decreased.

Change of Control

Upon the occurrence of a transaction involving a change of control, the holders of the Warrants will have the right to have shares of common stock of the acquiring company issued in lieu of shares of common stock of the Company. The Company has agreed not to effect a consolidation, merger or sale unless the successor corporation agrees to be bound by these terms.

Principal Effects of Non-Approval

If the stockholders do not approve Proposal No. 3, the Company will not be able to issue the shares upon conversion of the Notes and will need to pay such Notes in cash. In that event, there would be a substantial risk that the Company may not have sufficient capital to finance anticipated operational activities in 2011 and may have to reduce or eliminate some or all of our operations, which would have a significant negative effect on the Company, our operations and our prospects. Further, the Company would not be able to issue shares upon exercise of the Warrants, causing the Company to breach its contract with the Warrant holders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the terms of the Notes and Warrants, including approving the issuance of shares pursuant to the Notes and Warrants.

Recommendation of the Board

The Board of Directors recommends a vote FOR Proposal No. 3.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Hein & Associates LLP has audited the Company’s financial statements since 2003. Representatives of Hein & Associates LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Hein & Associates LLP as the Company’s independent auditors. However, the Audit Committee of the Board is submitting the selection of Hein & Associates LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Hein & Associates LLP.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued for the audit and other services provided by Hein & Associates LLP for 2008 and 2009.

	FY 2008	FY 2009
Audit Fees	$201,898	$107,589
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$201,898	$107,589

Audit services of Hein & Associates LLP for fiscal 2008 and 2009 consisted of the annual examination of our financial statements, quarterly reviews of the interim financial statements included in our reports on Form 10-Q, and procedures required in conjunction with Section 404 of the Sarbanes Oxley Act of 2002.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by Hein & Associates. Specifically the committee’s policy is to pre-approve the use of Hein & Associates for audit services as well as detailed, specific types of services within the categories of audit-related and non-audit services described above: and procedures required to meet certain regulatory requirements. The committee will not approve any service prohibited by regulation and does not anticipate approving any service in addition to the categories described above. In each case, the committee’s policy is to pre-approve a specific annual budget by category which the company anticipates obtaining from Hein & Associates, and has required management to report the actual fees (versus budgeted fees) to the committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the committee or its chair. All of the services described above were approved in advance by the Audit Committee.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Hein & Associates LLP.

The Board of Directors recommends a vote FOR the ratification of the selection of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

If a stockholder intends to present a proposal for inclusion in the Company’s proxy materials for the 2011 Annual Meeting of Stockholders, the proposal must 1) comply with stockholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing the proposal; and 2) be received by the Company’s Secretary at the Company’s principal executive offices at 1010 S. Milpitas Blvd., Milpitas, CA 95035 in compliance with the Company’s Amended and Restated Bylaws as they are in effect prior to the Annual Meeting. For a stockholder proposal to be timely, a stockholder must cause notice of such proposal be delivered to the Company’s secretary at the principal executive offices of the Company not later than the close of business on August 26, 2011 or earlier than the close of business on July 27, 2011; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Any stockholder wishing to communicate with the Board of Directors, or one or more members, may do so by addressing his, her or its written correspondence to DayStar Technologies, Inc., Board of Directors, c/o Secretary, 1010 S. Milpitas Blvd., Milpitas, CA 95035. The Company’s Secretary will promptly forward all such communications to the specified addressees.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During 2009, the Board of Directors held 20 meetings. No director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was eligible to attend. The Board of Directors does not currently have a policy with regard to the attendance of board members at its Annual Meeting of stockholders.

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board of Directors has determined that a majority of its directors presently meet the independence standards under the applicable Nasdaq rules. These directors are Messrs. Fitzgerald, Green, Lacey, and Sun.

Audit Committee

The Audit Committee currently consists of Messrs. Jonathan Fitzgerald (Chairman), Richard Green and Kang Sun, with Mr. Fitzgerald as the audit committee financial expert. All of the Audit Committee members are currently independent, as defined under the audit committee structure and membership requirements rules applicable to companies listed on the NASDAQ Capital Market. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The function of the Audit Committee is to review the performance of and to appoint the Company’s independent public accountants, to review and approve the scope and proposed cost of the yearly audit, to review the financial information provided to stockholders and others, to review the Company’s internal controls, and to consult with and review recommendations made by the Company’s independent public accountants with respect to financial statements, financial records and internal controls, and to make such other recommendations to the Board of Directors as it deems appropriate from time to time. The Audit Committee met four times during 2009, and at that time consisted of Messrs. Flannery (through third quarter 2009), Aldrich, Nevins (beginning third quarter 2009), and Schecter, who was chairman and financial accounting expert.

Compensation Committee

The Compensation Committee currently consists of Messrs. Richard Green (Chairman), Peter Lacey, and Jonathan Fitzgerald. The Compensation Committee considers recommendations of the Company’s management regarding the compensation of the senior executives of the Company, considers management’s proposals regarding stock incentive grants and administers the Company’s equity incentive plans. Neither the Company nor the Board of Directors engaged a compensation consultant in the year ended December 31, 2009. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The Compensation Committee met three times during 2009, and at that time consisted of Messrs. Aldrich (Chairman), Flannery (beginning third quarter 2008), and Graves (through third quarter 2009).

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Peter Lacey (Chairman) and Richard Green. All of the members of the Nominating and Governance Committee are independent, as defined under the rules applicable to companies listed on the NASDAQ Capital Market. The function of the Nominating and Governance Committee is (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the specific needs of the Company and the Board of Directors; (b) ascertaining whether such candidates are “Independent” to the extent required by applicable National Association of Securities Dealers, Inc. (“NASD”) and Securities and Exchange Commission (the “Commission”) regulations; (c) identifying, interviewing, and certifying qualified candidates as potential Board members; (d) proposing nominees for election by the stockholders at the Annual Meeting of Stockholders to the Board; (e) proposing prospective director candidates in the event a vacancy exists or occurs on the Board or upon the occurrence of a change in Board composition requirements to the Board; (f) reviewing, evaluating, interviewing, and certifying candidates nominated by stockholders for election to the Board of Directors; (g) notifying stockholders of the source of candidates proposed for the Board of Directors; (h) reviewing the conduct of Board meetings and the adequacy and timeliness of information provided to Board members for meetings; (i) developing plans regarding the size and composition of the Board and its committees; (j) evaluating Board performance; (k) reviewing and assessing management succession plans for the Board; (l) advising, developing and recommending to the Board a set of corporate governance policies and principles applicable to the Company and reviewing established corporate governance guidelines of the Board at least annually and monitoring and making recommendations to the Board with respect to the corporate governance principles applicable to the Company; (m) assisting the Board in implementing those practices; (n) overseeing the evaluation of the management of the Company; and (o) such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management. The Committee serves under a charter, a current copy of which is available on the Company’s website at www.daystartech.com/committees.cfm. The Nominating and Governance Committee met one time during 2009.

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Company in accordance with the Company’s policies governing submissions of nominees discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Nominating and Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders, though the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees. The independent directors, in addition to any other board members as may be desirable, evaluate potential nominees, whether proposed by stockholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant.

Candidates whose evaluations are favorable are then recommended by the Nominating and Governance Committee for selection by the full Board. The Board then selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

In general, the Company does not employ executive search firms, or pay a fee to any third party, to locate qualified candidates for director positions. However, in 2009, the Company engaged ZanderMax Technologies in connection with a director search that ultimately resulted in Mr. Kang Sun being appointed to the Board.

Board Leadership Structure and Role in Risk Oversight

Currently the Company’s Chairman of the Board is held by Mr. Peter A. Lacey, and the Chief Executive Officer position is held by Mr. Magnus Ryde, who also serves as a director of the Company. The Board has determined that Mr. Lacey should lead the Board of Directors as Chairman because of Mr. Lacey’s experience as an entrepreneur, executive officer and director in various companies provides needed skills to the Company. Our Board of Directors’ involvement in risk oversight includes regularly receiving information from Company management intended to apprise the Board of the areas of material risk, including strategic, operational, commercial, financial, legal, and compliance risks. In addition, the Audit Committee is responsible for discussing and reviewing financial information and the Company’s internal controls with management and the Company’s independent public accountants.

Stockholder Nominations for Directors

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Company’s Secretary at the Company’s principal executive offices. The submission must be received at the Company’s principal executive offices within the timeframe set forth above in “Stockholder Proposals and Communications”.

In order to be valid, a stockholder’s notice to the Secretary must set forth (i) the name and address of the stockholder, as they appear on the Company’s books, as well as the stockholder’s business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Company which are beneficially owned by the nominating stockholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the nominating stockholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Company stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the stockholder and each nominee and any other persons pursuant to which the stockholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the ‘34 Act, as amended, relating to any person that the stockholder proposes to nominate for election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

EXECUTIVE OFFICERS

The executive officers of DayStar (all of whom serve at the pleasure of the Board of Directors), their ages, and the position or office held by each, are as follows:

Name	Age	Position(s)
Magnus Ryde	54	Chief Executive Officer
Patrick J. Forkin III	52	Sr. Vice President, Corporate Development & Strategy
Robert E. Weiss	54	Chief Technology Officer

Biographical information for our Chief Executive Officer, Magnus Ryde, is contained in the section captioned “Directors” in Proposal 1 of this proxy statement.

Patrick J. Forkin III CPA. Mr. Forkin was appointed as DayStar’s Senior Vice President of Corporate Development and Strategy in July 2009. He joined DayStar in September 2008. Mr. Forkin, brings over 25 years of senior level experience in renewable energy equity research, corporate finance, mergers and acquisitions and strategic planning. He has extensive experience providing strategic and investment research to large institutional investors and private equity firms. Immediately prior to joining DayStar, Mr. Forkin was senior vice president, equity capital markets at Tejas Securities Group, Inc., where he specialized in solar photovoltaics, energy technology and other renewable sectors. Earlier in his career, Mr. Forkin was a Senior Manager with the public accounting firm of Deloitte & Touché for 9 years and managed the Corporate Finance Group of Deloitte’s St. Louis office for 5 years. While with Deloitte, Mr. Forkin participated on national due diligence engagement teams representing two of the largest LBO firms in the country, Kohlberg, Kravis, Roberts & Co. (“KKR”) and Forstmann, Little & Co. Mr. Forkin earned his Bachelor of Science in Accountancy at the University of Illinois, Champaign. He is also a Certified Public Accountant.

Robert E. Weiss. Mr. Weiss has served as our Chief Technology Officer since May 2007. He initially joined us in January 2006 as Director of the Equipment Development Group and served as our Vice President of Advanced Technologies from March 2006 to May 2007. From September 2005 to January 2006, he served as a consultant to us. From 1992 to 2005, he was with Intevac, Inc., a supplier of thin film deposition manufacturing equipment, most recently serving as Chief Technology Officer, where he led hardware and process development teams in commercializing tools used in the production of plasma and polysilicon displays, hard disks, and low light cameras. Mr. Weiss has a B.A. in English and Psychology from Grinnell College, Iowa.

Director Compensation

Effective January 1, 2008, our director compensation policy was revised to be more reflective of the compensation practices of our peer companies. Under the revised policy, upon election to the board, non-employee directors receive an automatic grant of a fully vested option to purchase 1,112 shares of our common stock. Additionally, at the beginning of each fiscal year, each non-employee director receives a fully vested option to purchase 1,112 shares of our common stock and a grant of 1,112 fully vested shares of common stock. Both the stock options and unrestricted shares are subject to our Equity Incentive Plan rules and SEC Rule 144, where applicable.

Under the policy, each non-employee director received an annual retainer of $15,000 payable quarterly in advance, plus a $1,000 meeting fee for each meeting of the board of directors or a board committee meeting the director attends. In addition, the committee members receive retainers, payable quarterly in arrears, as follows: 1) audit committee chairman $6,000 and members $3,000; 2) compensation committee chairman $4,000 and members $2,000; and 3) nominating and governance committee chairman $2,000 and members $1,000. The audit committee also receives meeting fees of $2,000 for the chairman and $1,000 for each member. The compensation, nominating and governance, and executive committee chairmen and members each receive $1,000 per meeting, payable quarterly in arrears. Our chairman does not receive any additional compensation.

In order to preserve our cash resources, effective July 1, 2009, the Board of Directors agreed to accept restricted stock unit (“RSU”)’s in lieu of cash payments for board and committee meeting fees. Under this arrangement each board member received 5,556 RSUs in lieu of cash fees for the remainder of their current term. As of January 25, 2010, the compensation arrangement for the independent board members for 2010 is an option to purchase 11,112 shares of the Company’s common stock and 11,112 RSUs. As was the policy of the previous board, these equity grants are in lieu of cash fees for 2010.

The following Director Compensation Table summarizes the compensation of our non-employee directors for services rendered to the Company during the year ended December 31, 2009:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Stock Unit Awards(2)	Option Awards(3)	Total
Robert G. Aldrich(4)	$30,000	$10,000	$—	$7,300	$172,300
Kevin S. Flannery(5)	21,500	10,000	41,000	7,300	79,800
Randolph A. Graves, Jr(6)	24,000	10,000	36,000	7,300	77,300
Richard Nevins(7)	26,000	10,000	30,500	7,300	73,800
Scott M. Schecter(7)	30,000	10,000	30,500	7,300	77,800
Robert Tonsoo(8)	—	—	—	7,300	7,300
Francis J. Maher(8)	—	—	—	7,300	7,300
Wen Hung Tsai(9)	—	—	—	7,300	7,300

(1)	Represents total fair market value of stock awards on grant date.
(2)	Represents total fair market value of stock unit awards on issuance date.
(3)	Represents fair market value of options granted during the year ended December 31, 2009, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in Note 4, Share Based Compensation, of our financial statements.
(4)	Dr. Aldrich resigned on October 20, 2009.
(5)	Mr. Flannery resigned on September 21, 2009.
(6)	Dr. Graves resigned on September 27, 2009.
(7)	Messrs. Nevins and Schecter resigned on September 14, 2009.
(8)	Messrs. Tonsoo, Maher and Tsai joined the board on September 21, 2009.
(9)	Mr. Tsai resigned on October 3, 2009.

There were additional board members who joined in 2009 who did not receive compensation in 2009. Mr. Peter A. Lacey joined the Board on September 21, 2009. Mr. Richard Green and Mr. Jonathan Fitzgerald joined the Board on November 9, 2009 and Dr. Kang Sun joined the Board on November 17, 2009.

In addition to the fees listed above, we reimburse the directors for their travel expenses incurred in attending meetings of the Board or its committees, as well as for fees and expenses incurred in attending director education seminars and conferences. The directors do not receive any other compensation or personal benefits.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our named executive officers for services rendered in all capacities to the Company during the year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Stock Awards ($)			Option Awards ($)			Non-Stock Incentive Plan Comp. ($)		All Other Comp. ($)			Total ($)
William S. Steckel CEO & CFO	2009 2008	$ $	236,123 124,615	$ $	207,500 664,500	(2) (1)	$ $	— 846,082	(3)	$ $	— —	$ $	50,838 32,453	(4) (5)	$ $	494,461 1,667,650

Robert E. Weiss Chief Technology Officer	2009 2008	$ $	283,696 246,000	$ $	207,500 871,000	(2) (1)	$ $	— 573,300	(3)	$ $	— —	$ $	7,606 7,624	(4) (5)	$ $	498,802 1,697,924

Patrick J. Forkin III Sr. VP Corp Dev. & Strategy	2009 2008	$ $	225,346 58,962	$ $	186,750 210,000	(2) (1)	$ $	— 364,500	(3)	$ $	— —	$ $	18,987 4,696	(4) (5)	$ $	431,083 638,158

Stephan J. DeLuca Former Chief Executive Officer	2009 2008	$ $	216,049 251,923	$ $	— 547,500	(1)	$ $	— 423,000	(3)	$ $	— —	$ $	22,822 43,674	(4) (5)	$ $	238,870 1,266,097

Robert G. Aldrich Former Chief Executive Officer	2009		$183,000		$207,500	(2)		$—			$—		$—			$390,500

(1)	Represents the total fair market value on the date of grant, of restricted stock granted during the year ended December 31, 2008. Fiscal year 2008 restricted stock awards vest one-third per year beginning on the vesting commencement date, with the exception of a restricted stock award granted to Mr. Weiss on July 22, 2008, with a fair market value of $340,000 that fully vested on December 29, 2008. Amounts listed do not represent the actual current fair value of the shares granted.
(2)	Represents the total fair market value on the date of grant, of restricted stock units granted during the year ended December 31, 2009. These restricted stock units vested on February 28, 2010 with the exception of Mr. Steckel and Mr. Aldrich. Mr. Steckel’s restricted stock units vested on February 15, 2010 and Mr. Aldrich’s restricted stock units vested on October 20, 2009.
(3)	Represents fair market value of options granted during the year ended December 31, 2008, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in Note 4, Share Based Compensation, of our financial statements.
(4)	All other compensation for 2009 consists of medical premiums paid by us and relocation costs.

	Medical Premiums	Relocation Costs
William Steckel	$18,838	$32,000
Robert Weiss	7,606	—
Patrick Forkin	18,987	—
Stephan J. DeLuca	16,822	6,000

(5)	All other compensation for 2008 consists of medical premiums paid by us and relocation costs.

	Medical Premiums	Relocation Costs
William Steckel	$13,088	$19,365
Robert Weiss	7,624	—
Patrick Forkin	4,696	—
Stephan J. DeLuca	13,674	30,000

Employment, Severance, and Change-in-Control Agreements

Each executive officer serves at the discretion of our board of directors. We have entered into employment contracts with all of our executive officers with initial terms of three-years. The agreements automatically extend for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Under the employment agreement, the executive officer is entitled to participate in an annual bonus and management incentive program and to benefits offered to other similarly situated employees as established by the Board from time to time.

Magnus Ryde

Mr. Ryde joined us as Chief Executive Officer on February 15, 2010. His base salary is $300,000. However, during the period through December 31, 2010, the Company may, at its sole option, defer up to one-half of the base salary payments with such deferred payments due and payable in full upon the earlier to occur of: (i) the consummation of a capital raising transaction or (ii) December 31, 2010. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement.

Patrick J. Forkin III

We entered into an amended and restated employment agreement with Patrick Forkin as our Sr. Vice President, Corporate Development & Strategy on July 9, 2009. His base salary was $240,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement.

Robert E. Weiss

On April 3, 2006, we entered into an employment agreement with Robert E. Weiss, as our Vice President, Equipment Division, effective on April 1, 2006. His base salary was $175,000. The agreement has an initial term of three years and automatically extends for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Mr. Weiss was appointed Chief Technology Officer in May 2007. On July 22, 2008, the Compensation Committee approved a change in compensation for Mr. Weiss. Effective August 1, 2008, Mr. Weiss’s annual base salary increased to $285,000.

The agreement with Mr. Weiss was amended in December 2008 to clarify the manner in which the agreement complies with recent changes to applicable tax laws, including Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In particular, the Restated Employment Agreement (i) exempts the arrangements from the Code, and (ii) provides a “back stop” to implement a 6-month delay in payment if the revised arrangements are, in the future, deemed to be “deferred compensation” for purposes of the Code.

Under the agreement, the Non-Renewal severance consists of (i) a pro-rata portion of the Executive’s Regular Severance pay; (ii) payment of premiums for continued medical and any other applicable health insurance coverage under COBRA; and (iii) the vesting of a pro-rata portion of any unvested equity compensation awards that would have vested within twelve months of the termination date.

Stephan J. DeLuca

Dr. DeLuca served as our Chief Operating Officer and then Chief Executive Officer, as well as a director, until May 2009. We entered into an employment agreement with Stephan J. DeLuca as our Chief Operating Officer on April 10, 2006. His base salary was $200,000. The agreement had an initial term of three years and automatically extended for subsequent one-year periods on the anniversary date unless either party gives the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. On January 22, 2007, the Dr. DeLuca’s employment agreement was amended and provided for an annual base salary of $250,000, an automobile allowance of up to $10,000, and shares of the Company’s common stock based on the achievement of milestones agreed upon by DayStar and Dr. DeLuca. Dr. DeLuca’s employment agreement contains the provisions described below in “Payments Upon Termination or Change in Control.” In May 2009, we entered into a separation agreement with Dr. DeLuca. The separation agreement provided for continuation of his base salary for four months, as well as payment of premiums for continued group health insurance coverage through COBRA for six months, contingent upon Dr. DeLuca’s general release of claims against DayStar. If Dr. DeLuca accepts permanent full-time employment with another entity within six months after the effective date of his resignation, DayStar’s obligations to provide any further severance payments and COBRA reimbursements shall cease. The benefits provided under Dr. DeLuca’s separation agreement were provided in lieu of any benefits that Dr. DeLuca may be entitled to receive under his employment agreement.

William S. Steckel

Mr. Steckel served as our Chief Financial Officer and Chief Executive Officer until February 2010. We entered into an employment agreement with William Steckel as our Chief Financial Officer on June 25, 2008. His base salary was $240,000. The agreement had an initial term of three years and automatically extended for subsequent one-year periods on the anniversary date unless either party gave the other 90 days written notice prior to the anniversary date of the intent not to renew the agreement. Mr. Steckel’s employment agreement contained the provisions described below in “Payments Upon Termination or Change in Control.” On February 15, 2010, Mr. Steckel resigned from his executive positions and remains a director of the Company.

Robert G. Aldrich

Dr. Aldrich served as our Chairman of the Board from 2003 until October 2009 and as interim Chief Executive Officer from May 2009 until September 2009. Under the terms of Dr. Aldrich’s offer letter, he received provide for a base salary at the rate of $10,000 per week. Due to the temporary employee status of Dr. Aldrich, he was not be eligible for DayStar’s standard employee benefits, including health coverage, paid vacation, sick leave, other insurance coverage and bonuses or incentive compensation.

Payments Upon Termination or Change in Control

Each named executive officer may terminate his employment agreement for “good reason”. We may terminate each agreement at any time for “cause” or in the event of the named executive officer’s disability or death. If we terminate for “cause”, the named executive officer’s obligations cease after a specific termination procedure process. If we terminate “without cause” or the named executive officer terminates for “good reason”, the named executive officer is entitled to one year base salary, the amount of incentive compensation paid in the prior year under the applicable incentive program, and vesting of restricted stock, warrants, or options that would vest over the 12 months immediately following the cessation of employment. In the event that the agreement is terminated because of death, all obligations to the named executive officer immediately cease, except for benefits accrued to date. In the event of disability preventing the named executive officer from substantially performing his duties, we may terminate for “cause.”

If the named executive officer’s contract is terminated (or, in Mr. Ryde’s case, if he elects to terminate his contract) after a “change in control”, the named executive officer is entitled to a multiple of base salary, plus the target amount of incentive pay under the management incentive program. In addition, all unvested warrants, options or restricted stock then held by executive, if any, shall vest automatically on the termination of executive’s employment. Mr. Ryde’s multiple is 2.5, and Mr. Forkin and Mr. Weiss’s multiple is 2.0. A “change in control”, as defined, includes (a) a consolidation or merger in which the Company is not the continuing or surviving corporation, (b) a recapitalization in which any person becomes the 50% owner and 50% of the membership of the board of directors changes commensurate with the transaction, (c) any transaction in which substantially all the assets of the corporation are to be liquidated, and (d) any person becoming the beneficial owner of more than 50% of our voting power. Each Agreement contains an eighteen month non-solicitation provision that restricts each named executive officer from directly or indirectly soliciting our current employees or key suppliers to engage in a business relationship with any person or entity that engages in or plans to engage in the design, development, invention, implementation, application, manufacture, production, marketing, sale or license of any product or service in the direct competition with the Company’s products or services. For purposes of the agreement, our products or services are defined as CIGS-based PV products manufactured by a continuous process and/or on a flexible media. For purposes of the agreement, our products or services are defined as CIGS-based PV products manufactured by a continuous process and/or on a flexible media.

Under the agreement the parties are compelled to engage in arbitration to resolve any disputes.

The following table sets forth information concerning the outstanding equity awards granted to the named executive officers at December 31, 2009.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
	Exercisable	Unexercisable
William S. Steckel	12,843	25,686	(2)	28.44	8-11-2018	—		—
	—	—		—	—	11,112	(3)	41,000
	—	—		—	—	27,778	(4)	102,500

Robert E. Weiss	7,778	15,556	(5)	31.86	4-7-2018	—		—
	14,815	7,407	(6)	44.46	10-4-2017	—		—
	316	46	(7)	78.93	6-19-2016	—		—
	—	—		—	—	27,778	(4)	102,500
	—	—		—	—	11,112	(8)	41,000
	—	—		—	—	1,852	(9)	6,833
	—	—		—	—	392	(10)	1,448
	—	—		—	—	417	(11)	1,538

Patrick J. Forkin III	13,889	—		7.92	11-21-2018	—		—
	5,556	11,112	(12)	25.20	9-22-2018	—		—
	—	—		—	—	25,000	(4)	92,250
	—	—		—	—	5,556	(13)	20,500

(1)	Based on closing price of DayStar’s common stock on December 31, 2009 of $3.69.
(2)	Stock options vest at a rate of one-third of the grant per year beginning on August 11, 2009.
(3)	Restricted stock award vests at a rate of one-third of the grant on each of June 25, 2009, June 25, 2010 and June 25, 2011.
(4)	Restricted stock unit award vests on February 28, 2010.
(5)	Stock options vest at a rate of one-third of the grant per year beginning on April 7, 2009.
(6)	Stock options vest at a rate of one-third of the grant on each of January 1, 2008, January 1, 2009, January 1, 2010.

(7)	One-fourth of the stock option grants vest on the one-year anniversary of the grant date, June 19, 2006, with monthly vesting thereafter.
(8)	Restricted stock award vests at a rate of one-third of the grant per year commencing on April 7, 2009.
(9)	Restricted stock award vests at a rate of one-third of the grant per year commencing on April 1, 2008.
(10)	Restricted stock award vests at a rate of one-fourth of the grant per year commencing on the one-year anniversary of the grant date, June 19, 2006.
(11)	Restricted stock award vests at a rate of one-fourth of the grant per year commencing on the one-year anniversary of the grant date, January 2, 2006.
(12)	Stock options vest at a rate of one-third of the grant per year beginning on September 22, 2009.
(13)	Restricted stock award vests at a rate of one-third of the grant per year commencing on September 22, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2009 and 2010, the Company completed a series of bridge financings in which directors of the Company participated, specifically Mr. Peter A. Lacey, Mr. William Steckel and Mr. Robert Weiss. Please see Proposal No. 3 above for a description of these transactions.

PRINCIPAL STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information, as of October 31, 2010, with respect to the beneficial ownership of the our common stock by each person who is known to us to be the beneficial owner of more than five percent of our outstanding common stock, by each nominee for director, by the named executive officers, and by all directors and executive officers as a group. The information contained in this beneficial ownership table for five percent stockholders is based on Form 13D, 13G, or other filings with the Commission available through www.sec.gov/edgar as of close of business on November 8, 2010. Each person has sole voting power and sole investment power unless otherwise indicated. Ownership percentages are based on 5,014,659 shares outstanding on October 31, 2010, plus the assumed exercise of the applicable options and warrants vesting, and conversion of outstanding convertible notes, within 60 days thereof.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent
Directors and Executive Officers:
Magnus Ryde(3)	166,727	3.2%
Patrick J. Forkin III(4)	51,520	1.0%
Robert E. Weiss(5)	168,692	3.3%
Peter A. Lacey(6)	6,860,002	57.8%
Jonathan W. Fitzgerald(7)	22,222	*
Richard C. Green, Jr.(8)	22,222	*
William S. Steckel(9)	48,076	1.0%
Kang Sun(10)	22,222	*
All directors and executive officers as a group (8 persons)	7,361,683	59.7%

5% Stockholders:
Michael Moretti(11)	1,688,893	25.3%
John Gorman(12)	1,555,556	23.7%
Socius CG II, Ltd.(13)	325,000	6.5%

*	Less than one percent.
(1)	Except as otherwise indicated, each officer and director can be reached at DayStar Technologies, Inc., 1010 S. Milpitas Blvd., Milpitas, CA 95053.
(2)	The inclusion herein of any share of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Each person listed above has sole voting and investment power with respect to the shares listed. Any reference in the footnotes below to stock options, restricted common stock subject to a right of repurchase by our company, warrants, and note conversion shares relate to equity instruments exercisable or convertible or that will become exercisable or convertible within 60 days of October 31, 2010.
(3)	Includes vested options to purchase 166,667 shares of common stock.
(4)	Includes vested options to purchase 30,556 shares of common stock and 2,778 shares of restricted common stock subject to a right of repurchase by our company.
(5)	Includes 55,556 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Weiss and our company, vested warrants to purchase 55,556 shares of common stock, vested options to purchase 38,139 shares of common stock and 5,556 shares of restricted common stock subject to a right of repurchase by our company.
(6)	Includes 3,416,668 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Lacey and our company, vested warrants to purchase 3,416,668 shares of common stock, vested options to purchase 11,111 shares of common stock and 11,111 vested restricted stock units.
(7)	Includes vested options to purchase 11,111 shares of common stock and 11,111 vested restricted stock units.

(8)	Includes vested options to purchase 11,111 shares of common stock and 11,111 vested restricted stock units.
(9)	Includes 33,333 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Steckel and our company and vested warrants to purchase 11,112 shares of common stock.
(10)	Includes vested options to purchase 11,111 shares of common stock and 11,111 vested restricted stock units.
(11)	Includes 833,335 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Moretti and our company and vested warrants to purchase 833,335 shares of common stock.
(12)	Includes 777,778 shares of common stock issuable upon conversion of a secured convertible promissory note between Mr. Gorman and our company and vested warrants to purchase 777,778 shares of common stock.
(13)	As reported on Schedule 13G filed with the SEC on November 4, 2010. The shares held by Socius CG II, Ltd. may deemed to be beneficially owned by Socius Capital Group, LLC, Terren S. Peizer and Patricia Peizer. The address for Socius CG II, Ltd. is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Potential Changes In Control

In 2009 and 2010, the Company completed a series of bridge financings in which Mr. Peter A. Lacey, our Chairman of the Board, participated. If Mr. Lacey elected to convert or exercise the securities of the Company he currently beneficially owns and no other holder of our outstanding notes and warrants converted or exercised their notes and warrants, then Mr. Lacey would hold in excess of 57% of our outstanding shares. If all of our outstanding notes and warrants were converted and exercised, Mr. Lacey would hold in excess of 42% of our outstanding shares. Please see Proposal No. 3 above for a description of these transactions.

CODE OF ETHICS

We have adopted a code of ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics can be found under the heading “Policy on Business Ethics” on our website at www.daystartech.com/investors.cfm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such forms received and written representations from reporting persons required to file reports under Section 16(a), to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to fiscal 2009 were complied with except for 1) a Form 3 for Mr. Robert Tonsoo which was not filed, 2) three Form 3s for Messrs. Fitzgerald, Green, and Sun which were reported on December 18, 2009 and should have been reported on November 19, 2009 and November 27, 2009, respectively, and 3) a Warrant issued to Mr. Peter Lacey, reported on Form 5 on February 16, 2010 which should have been reported on Form 4 on October 8, 2009.

OTHER BUSINESS

Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented at the meeting.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

It is important that your shares be represented at the meeting. Therefore, whether or not you expect to be present in person, you are respectfully requested to mark, sign and date the enclosed proxy and promptly return it in the enclosed envelope.

By order of the Board of Directors,

Christopher T. Lail Secretary

Appendix A

DAYSTAR TECHNOLOGIES, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 29, 2006

APPROVED BY THE STOCKHOLDERS: JUNE 19, 2006

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: AUGUST 1, 2008

APPROVED BY THE STOCKHOLDERS: SEPTEMBER 22, 2008

FURTHER AMENDMENT BY THE BOARD OF DIRECTORS: NOVEMBER 12, 2010

APPROVED BY THE STOCKHOLDERS: [                    ], 2010

TERMINATION DATE: JULY 31, 2018

1.	GENERAL.

(a) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

(d) Awards Granted Prior to Effective Date. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan, as amended and restated on the Effective Date. Except as expressly set forth in Section 9(f) below, all outstanding stock awards granted under the Plan prior to the Effective Date shall remain subject to the terms of the Plan prior to the amendment and restatement thereof on the Effective Date and the applicable award agreement.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Notwithstanding the foregoing, the Board or Committee shall have the authority, without the approval of the Company’s stockholders, to cancel outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for a nominal cash payment of consideration as necessary to effect a cancellation of the Award.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed two million, seven hundred thousand (2,700,000) shares. For clarity, the limitation in this Section 3(a) is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Marketplace Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 or other applicable rule and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award have been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) or as consideration for the exercise of an Option shall again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be two million, seven hundred thousand (2,700,000) shares of Common Stock.

(d) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Participant shall be eligible to be granted during any calendar year Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted covering more than one hundred thirty three thousand three hundred thirty three (133,333) shares of Common Stock.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such awards are Incentive Stock Options). Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. In the event that the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Participant’s death or Disability, upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, a Change in Control, or upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement) any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the

Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum number of shares that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) shall not exceed one hundred thirty three thousand three hundred thirty three (133,333) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be granted upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum value that may be granted to any Participant in a calendar year attributable to cash awards described in this Section 6(c)(i) shall not exceed five million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that Common Stock authorized under this Plan may be used in payment of Performance Cash Awards, including additional shares in excess of the Performance Cash Award as an inducement to hold shares of Common Stock.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any applicable guidance that may be issued or amended after the Effective Date.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2.

(ii) Stock Awards Held by Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons other than Current Participants. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.

(d) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine

(or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Stock Awards, portions thereof, or with respect to all Participants.

(e) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

(f) Section 280G Reduction. Unless otherwise provided in an employment or severance rights agreement between the Company and a Participant, if any payment or benefit (including payments and benefits pursuant to this Plan) that a Participant would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Company shall make a payment of only a part of the Payment so that the Participant receives the largest set of payments and benefits possible without the imposition of the Excise Tax (a “Reduced Payment”). For purposes of this determination, the Company shall cause to be taken into account all applicable federal, state and local income and employment taxes and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes). If a Reduced Payment is made, (i) the Participant shall have no rights to any additional payments and/or benefits constituting the Payment, and (ii) reduction in payments and/or benefits shall occur in the following order: (1) reduction of other cash payments (if any); (2) cancellation of accelerated vesting of equity awards other than stock options; (3) cancellation of accelerated vesting of stock options; and (4) reduction of other benefits (if any) paid to the Participant. In the event that acceleration of compensation from the Participant’s equity awards is to be reduced, such acceleration of vesting shall be canceled in the reverse order of the date of grant.

The independent registered public accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall make all determinations required to be made under this Section 9(f). If the independent registered public accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such independent registered public accounting firm required to be made hereunder. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

This Section 9(f) shall supersede the application of Article 17 of the Plan as in existence prior to the Effective Date for any Participant who accepts an Award under this Plan on or after the Effective Date unless expressly provided otherwise in the applicable Award Agreement.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board pursuant to Section 2(b)(v), the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is amended and restated by the Board, or (ii) the date the Plan, as amended and restated, is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” means with respect to a Participant, the occurrence of any of the following events: (a) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (b) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (c) gross negligence, (d) willful misconduct or (e) a failure to perform assigned duties that continues after the Participant has received written notice of such failure from the Board or its designee. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or any Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Cause (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Cause or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, as well as any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means DayStar Technologies, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the date of the annual meeting of the Company’s stockholders that occurs in 2008 but only if the Plan, as amended and restated, is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(d)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) margin; (ix) operating income; (x) income (before or after taxes); (xi) operating income; (xii) operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; (xxviii) capital expenditures; (xxix) debt levels; and (xxx) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

With respect to any criteria listed above, the Board may adjust the definition of the criteria by providing that such criteria shall apply on either a net or gross basis, if applicable, and excluding elements of the criteria or including an additional element, provided the achievement or non-achievement of the resulting criteria can be objectively determined by the financial information collected by the Company in the preparation of its financial reports. For example, the income criteria could be net income, and modified to exclude the net income of a division of the Company. Also by way of example, the earnings before interest, taxes, depreciation and amortization could be modified to take into account one of the aforementioned excluded elements in the calculation of this criterion. Furthermore, a criteria could be created that compares the Company’s performance in a criteria listed above to the approved budget for such criteria or to the performance over the same performance period of a pre-selected group of companies or a pre-selected index. Notwithstanding the foregoing, the Committee must select criteria that collectively satisfy the requirements of performance-based compensation for the purposes of Section 162(m), including by establishing the targets at a time when the performance relative to such targets is substantially uncertain. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this DayStar Technologies, Inc. 2006 Amended and Restated Equity Incentive Plan.

(pp) “Resignation for Good Reason” means the Participant has resigned from all positions he or she then-holds with the Company (or any successor thereto):

(i) because one of the following actions has been taken:

(1) there is a material diminution of Participant’s authority, including but not limited to decision-making authority, duties, or responsibilities;

(2) there is a material reduction in the Participant’s annual base salary;

(3) the Participant is required to relocate his or her primary work location to a facility or location that would increase the Participant’s one way commute distance by more than twenty-five (25) miles from the Participant’s primary work location as of immediately prior to such change;

(4) there is a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report;

(5) there is a material diminution in the budget over which the Participant retains authority;

(6) the Company materially breaches its obligations under this Plan or any then-effective written employment agreement with the Participant; or

(7) any acquirer, successor or assign of the Company fails to assume and perform, in all material respects, the obligations of the Company hereunder; and

(ii) the Participant provides written notice to the Company’s General Counsel within sixty (60) days immediately following such action; and

(iii) such action is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice; and

(iv) the Participant’s resignation is effective not later than sixty (60) days after the expiration of such thirty (30) day cure period.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

SECURED CONVERTIBLE PROMISSORY NOTE

US $	, 20

For value received DayStar Technologies, Inc., a Delaware corporation (“Payor”), promises to pay to [        ] (the “Lender”), or his heirs or assigns, the principal sum of US $[        ] on the terms set forth below. Interest on the outstanding principal amount shall accrue at the rate of [8/10]% per annum (“Interest Rate”) or at the Default Rate, as herein defined. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

This secured convertible promissory note (this “Note”) is issued pursuant to the terms of that certain Purchase Agreement (the “Agreement”) dated as of                 , 20     between Payor and Holder. This Note shall be secured by Payor’s grant of a security interest and lien to Holder of all of Payor’s assets as more fully set forth on Exhibit A to that certain Security Agreement by and between Payor and Holder dated                 , 20     (the “Security Agreement”).

1. Definitions. The following terms shall have the meanings herein specified:

“Capital Stock” means any of the current or future authorized class or series of capital stock of Payor, including but not limited to Common Stock and Preferred Stock.

“Common Stock” means authorized Common Stock, $.01 par value, of Payor, and shall include any other class or series of capital stock of Payor that is not limited to a fixed sum in respect of the rights of the holder thereof to participate in the liquidation or winding up of Payor.

“Conversion Notice” shall have the meaning set forth in Section 2(a).

“Conversion Price” shall mean the per share price(s) at which some or all of the outstanding principal amount plus all accrued interest thereon is converted or convertible pursuant to Section 2(a), and in all cases as adjusted pursuant to Section 2(d).

“Conversion Shares” means the shares of Common Stock, or such other shares of Capital Stock, issuable upon conversion of this Note.

“Event of Default” means an event specified in Section 4 hereof.

“Excluded Securities” means (i) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock or Preferred Stock, distributable on a pro rata basis to all holders of Common Stock or Preferred Stock; (ii) securities issued pursuant to a stock option plan, deferred compensation plan, or other compensation arrangement approved by the Board of Directors of Payor to consultants (as defined in the Payor’s Equity Incentive Plan)employees or directors of the Payor; or (iii) securities issued by Payor upon the conversion or exercise of options, warrants, or convertible securities issued by Payor on or before the issuance date of this Note and on or after the payment in full of the principal and interest on the Note.

“Future Issuance” shall have the meaning set forth in Section 2(a).

“Holder” means Lender and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, Payor may treat the registered holder of this Note as Holder for all purposes.

“Preferred Stock” means authorized Preferred Stock, $.01 par value, of Payor.

“Share Equivalents” means options, warrants, convertible preferred stock, convertible debt, or other securities convertible into or exercisable for shares of Capital Stock.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2.	Conversion of the Note.

a. Election to Convert. Common Stock. Holder may, at its option exercisable by written notice (the “Conversion Notice”) to Payor at any time prior to payment in full hereof, except as set forth in Section 2(e), elect to convert all or any part of the entire outstanding principal amount of this Note plus the accrued interest on the then outstanding balance (i) into shares of Common Stock at a conversion price equal to the lesser of (A) $0.90 per share or (B) if between the date hereof and such conversion, Payor issues or sells any shares of Capital Stock, other than Excluded Securities (a “Future Issuance”), then into shares of Common Stock at a per share price equal to the lowest per share price at which any such shares are issued or sold in such Future Issuance (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Common Stock subsequent to the date of such sale or issuance), or (ii) if between the date hereof and before any such conversion, there is a Future Issuance, then into shares of such class or series of Capital Stock issued or sold in such Future Issuance at a per share price equal to the lowest per share price at which any such shares are issued or sold in such Future Issuance (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance); provided that Holder will only be permitted to convert that portion of the outstanding principal amount of this Note plus the accrued interest on the then outstanding balance that will not result in the issuance of more than [            ] shares of Common Stock (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance) pursuant to (i) above, or upon conversion of any securities that may be issued pursuant to (ii) above. For purposes of this Section, the issuance or sale of any Share Equivalents shall be deemed to be an issuance or sale of such class or series of Capital Stock issuable upon exercise or conversion thereof, at a per share price equal to a fraction, the numerator of which is equal to the sum of (i) the total amount received or receivable by Payor as consideration for such issuance of the Share Equivalent, plus (ii) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to Payor upon the exercise, conversion or exchange of such Share Equivalent, and the denominator of which is equal to the total number of shares of Capital Stock issuable upon the exercise, conversion or exchange of such Share Equivalents. If Payor issues or sells any Capital Stock or Share Equivalents for consideration other than cash, the amount of the consideration other than cash received by Payor shall be deemed to be the fair value of such consideration as reasonably determined by Payor’s Board of Directors in good faith with the advice of Payor’s investment banker. If Payor sells units consisting of two or more different securities at a single per unit price, Payor’s Board of Directors shall in good faith, with the advice of Payor’s investment banker, make a reasonable allocation of the per unit price among such different securities, and each security included in such unit shall be deemed to have been sold at such allocated price for purposes of this Section.

b. Delivery of Conversion Shares. The Conversion Shares shall be delivered as follows:

1. As promptly as practicable after conversion, Payor shall deliver to Holder, or to such person or persons as are designated by Holder in the Conversion Notice, (1) a certificate or certificates representing the number of shares of Capital Stock into which this Note or portion thereof is to be converted, in such name or names as are specified in the Conversion Notice and (2) in the case of conversion of the entire remaining principal balance plus accrued unpaid interest hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to Payor for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

2. In the event that less than the entire outstanding principal and accrued unpaid interest of this Note is converted hereunder pursuant to subsection (a) above, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and Payor. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

c. Reservation of Shares. Payor agrees that, during the period within which this Note may be converted, Payor will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, a sufficient number of shares of Capital Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. Payor agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and Payor will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

d. Protection Against Dilution.

1. In the event of any consolidation with or merger of Payor with or into another corporation (other than a merger or consolidation in which Payor is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of Payor as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note, then Payor shall use its reasonable best efforts to cause such successor, leasing or purchasing corporation, as the case may be, to (i) execute with Holder an agreement providing that Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, lease or conveyance, (ii) make effective provision in its articles of association or otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve, for the benefit of Holder, the stock, securities, property and cash to which Holder would be entitled upon conversion of this Note. In the event Payor is not able to cause such events in (i) – (iii) above to occur, then the provisions of Section 3(b) shall apply.

2. In the event of any reclassification or change of the Capital Stock into which this Note may be converted (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into Payor in which Payor is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Capital Stock into which this Note may be converted (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), in either case while any principal or accrued interest remains outstanding under this Note, then Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Capital Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation or merger.

3. If Payor, subsequent to any Future Issuance of Capital Stock upon which the calculation of the Conversion Price is based and while any principal or accrued interest remains outstanding under this Note, distributes to holders of such class or series of Capital Stock (and not to Holders) any debt securities or any rights or warrants to purchase debt securities, assets or other securities, or issues rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Subscription Price”) less than the volume weighted average closing price of the Payor’s Common Stock for the five day trading period up to and including the date of such transaction (the “VWAP”) at the record date mentioned below, then the Conversion Price shall be adjusted in accordance with the formula:

C1 =	C × [O + M]
O + I

where:

C1 = the adjusted Conversion Price.

C = the Conversion Price prior to adjustment pursuant to this subsection.

I = the number of additional shares of Common Stock offered for subscription or purchase.

O = the number of shares of such class or series of Capital Stock outstanding on the date of issuance.

M = [the Subscription Price ÷ VWAP] × I

If the Company issues assets (excluding cash dividends) to holders of such class or series of Capital Stock (and not to Holders), then the Conversion Price will be adjusted to the fair market value of the assets on a per share basis.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

The above provisions of this Section 2 shall similarly apply to successive reclassifications and changes of Capital Stock and to successive consolidations, mergers, sales, leases or conveyances.

Notice of such consolidation, merger, sale, distribution, reclassification or reorganization and of such provisions so proposed to be made, shall be mailed to Holder as soon as practicable, but not less than fifteen (15) days prior to such event.

e. Stockholder Approval. Holder may not convert all or any part of the outstanding principal amount of this Note and accrued interest on the then outstanding balance pursuant to Section 2(a) in an amount that in the aggregate would exceed 19.99% of Payor’s then outstanding shares of Capital Stock, unless Payor determines in its sole discretion that: (i) such conversion does not require Payor to obtain stockholder approval, or (ii) stockholders have approved the issuance of shares of Common Stock to Holder upon conversion under this Note.

f. Limitation on Cash Payment. If Holder elects to convert this Note prior to the Maturity Date at a price less than $0.90 per share, and on the Maturity Date Payor’s VWAP is less than $0.90 and Holder by this conversion has not been compensated for the original principal amount of the Note plus interest accrued thereon, Payor will make a cash payment to Holder of any unpaid principal amount of the Note plus any accrued and unpaid interest based upon the following calculation: ($0.90 – VWAP)*[            ].

3. Payment of the Note – Principal and Interest

a. Term. All principal and all unpaid accrued interest that has not been converted into Capital Stock pursuant to Section 2 above shall be due and payable on or before the 180th day after the date of this Note (the “Maturity Date”). The Maturity Date may be extended by Holder, at the option of Holder and in its sole discretion, effective upon written notice of such extension by Holder to Payor not less than 15 calendar days prior to the original Maturity Date. At any time after the Maturity Date (as it may be extended pursuant to this Section 3(a)), Holder may proceed to collect such unconverted principal and accrued interest. All payments of interest and principal shall be in lawful money of the United States of America and shall be made to Holder at the address stated in Section 9 below. All payments shall be applied first to accrued interest, and thereafter to principal.

b. Payment on Event of Merger or Acquisition. Regardless of whether Payor causes the events to occur in Section 2.d.1 above, if any consolidation with or merger of Payor with or into another corporation (other than a merger or consolidation in which Payor is the surviving or continuing corporation) or any sale, lease or conveyance to another corporation of the property of Payor as an entirety or substantially as an entirety, in either case while any principal or accrued interest remains outstanding under this Note for a sales price equivalent to less than $0.75 per share of Capital Stock (“Sale Price”), then at Holder’s election, the Payor within a reasonable time after the completion of consolidation or merger (not to exceed 30 days) shall pay to Holder an additional sum of ($0.75 – Sales Price)*[            ] (which represents the maximum shares of Capital Stock issuable upon conversion of the Note) (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of such class or series of Capital Stock subsequent to the date of such sale or issuance) up to a maximum of $100,000 in addition to any cash amounts payable for principal or accrued interest after conversion of the Note. This payment is to make Holder whole for its lost expectation of profit if Payor had continued as an independent entity. Payment under this Section 3.b is not considered to be the contracting for, charge or receipt of interest as contemplated in Section 12 below.

c. Payment on Event of Default. If any Event of Default occurs hereunder, then, at the option and upon the declaration of Holder of this Note and upon written notice to Payor (which election and notice shall not be required in the case of an Event of Default under Section 4(c) or 4(d) or in a re-occurring Event of Default under Section 4(a) or 4(b)) and Payor’s subsequent failure to cure any such Event of Default under Section 4(d) within the referenced 60-day period, this Note shall accelerate and all principal and unpaid accrued interest that has not been converted into Common Stock pursuant to Section 2 above shall become due and payable, and, at any time thereafter, Holder may proceed to collect such unconverted principal and accrued interest and/or proceed with its remedies under any collateral document.

d. Default Interest Rate. In the event Payor fails to pay the entire unpaid principal balance when due or interest when due, Payor shall pay a default penalty (the “Default Penalty”) in an amount equal to 6% of the then outstanding principal and accrued and outstanding interest under this Note and the entire unpaid principal balance, accrued and outstanding interest, and the Default Penalty (if not paid) shall thereafter bear interest at a default interest rate equal to the lower of 16% per annum or the highest rate permitted by law (the “Default Rate”).

e. Prepayment. Payor may prepay this Note at any time after one month following the date hereof; provided that Payor shall give Holder at least 30 calendar days advance written notice of Payor’s intent so to prepay and Holder shall have the right to convert all or any portion of this Note, as applicable, pursuant to Section 2(b) at any time during such 30 calendar day period.

f. Attorney’s Fees. If an Event of Default shall occur hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

4. Events of Default. The occurrence of any one or more of the following, if uncured within twenty (20) days from written notice thereof with respect to subsections (a) and (b) only and only in the first instance of such failure or breach and any instance thereafter, upon the occurrence, shall constitute an “Event of Default”:

a. Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

b. Payor breaches any of its representations, warranties, covenants (including failure to issue shares upon conversion of the Note) or agreements set forth in the Agreement, the Security Agreement, the Purchase Agreement, this Note or any other agreement between Payor and Holder;

c. Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

d. An involuntary petition is filed against Payor under any bankruptcy statute now or hereafter in effect, unless such petition is dismissed or discharged within sixty (60) days thereafter, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor; or

e. Payor defaults under any other loan document under a Bridge Financing as that term is defined in the Security Agreement.

5. Transfer.

a. In order to transfer this Note, Holder, or its duly authorized representative, shall provide Payor a copy of an assignment duly executed by Holder hereof, but in no event shall this Note be transferred to a third party unrelated to Holder, unless (i) an Event of Default under Section 4(a) of this Note has been declared by Holder and (ii) Payor shall have received prior written notice of such transfer. In the event that Holder seeks to make a transfer of this Note to an unrelated party in the absence of registration under the 1933 Act and any applicable state securities laws, Holder shall furnish an opinion of counsel satisfactory in form and in substance to Payor that such transfer is exempt from registration under the 1933 Act and any applicable state securities laws

b. This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an exemption from registration under such act or laws.”

6. Loss or Mutilation of Note. Upon receipt by Payor of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Payor, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Payor shall execute and deliver to Holder a new Note of like tenor and denomination as this Note.

7. Waiver or Amendment. Any term of this Note may be amended or waived with the written consent of Payor and Holder. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

8. Taxes. Payor agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note and/or any Conversion Shares or certificates therefor. Payor shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than of Holder.

9. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Holder to:

if to Payor to:

DayStar Technologies, Inc.

7373 Gateway Blvd., Suite 2W

Newark, California 94560

Attn: Mr. Magnus Ryde

Chief Executive Officer

with a copy to:

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

Attn: Stephen T. Adams, Esq.

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

10. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

11. Governing Law; Waiver of Jury Trial. This Note shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles that would require the application of the laws of any other jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

12. Usury. Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this Section 12 shall govern and prevail, and neither Payor nor the sureties, guarantors, successors or assigns of Payor shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Lawful Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Payor. In determining whether or not the interest paid or payable exceeds the Maximum Lawful Rate, Payor and Holder shall, to the extent permitted by applicable law and subject to section 3(b) above, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Lawful Rate. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Holder in accordance with the applicable laws of the State of New York.

DayStar Technologies, Inc.
a Delaware corporation

By:
Name:	Magnus Ryde
Title:	Chief Executive Officer

Appendix C

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS OTHERWISE DESCRIBED BELOW.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Warrant No. CSW-100_

DAYSTAR TECHNOLOGIES, INC.

VOID AFTER 5:00 P.M. PST ON                 , 20

Warrant to Purchase          Shares

of Common Stock Dated [                ], 20

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, [                    ], or his registered assign(s) (the “Holder”), is entitled to purchase from Daystar Technologies, Inc., a Delaware corporation (the “Company”), subject to the terms and conditions set forth in this Warrant, up to              fully paid and nonassessable shares of common stock (“Common Stock”), of the Company, at any time commencing on the date hereof (the “Commencement Date”) and expiring at 5:00 p.m. PST, on [                ], 20     (the “Expiration Date”). The price for each share of Common Stock purchased hereunder (as adjusted as set forth herein, collectively the “Warrant Shares”) is $1.25 per share until expiration of this Warrant (as adjusted as set forth herein, the “Purchase Price”).

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1. EXERCISE OF WARRANT.

A. MANNER OF EXERCISE. Except as set forth in Section 1(D), this Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the sixth month anniversary of the Commencement Date and expiring on the Expiration Date or, if any such day is a day on which banking institutions in the City of San Francisco, California, are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office with the Purchase Form attached as Annex I (the “Purchase Form”) duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Purchase Price for the number of shares specified in the Purchase Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. This Warrant may also be exercised on a cashless basis according to the following: [the fair market value of the warrant – exercise price] ÷ closing price per share on the market close on the last trading day prior to the exercise date.

B. STATUS AS HOLDER OF WARRANT SHARES; TAXES; EXPIRATION. Upon receipt by the Company of this Warrant, the duly executed Purchase Form and any other appropriate instruments of transfer, together with the Purchase Price, at its office, the Holder shall be deemed to be the holder of record of the

Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of Warrant Shares. This Warrant shall become void, and all rights hereunder shall cease, at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of this Warrant by delaying the Expiration Date.

C. ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of all or any portion of this Warrant, the Company shall, within three (3) Trading Days (defined below), (i) issue to the Holder a certificate or certificates for the number of full Warrant Shares to which the Holder is entitled, or, at the Holder’s request, deliver such Warrant Shares electronically if such means is otherwise presently available to and utilized by the Company, registered in such name or names as may be directed by the Holder, and (ii) if this Warrant has not been exercised in full, issue to the Holder a new countersigned warrant in substantially the same form for the Warrant Shares as to which this Warrant shall not have been exercised. This Warrant may not be exercised by, or securities issued to, any Holder in any state in which such exercise would be unlawful.

D. SHAREHOLDER APPROVAL. The Company represents and warrants that: (i) such exercise does not require the Company to obtain prior stockholder approval, or (ii) stockholders have pre-approved the issuance of shares of Common Stock to Holder upon exercise of this Warrant.

2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all Warrant Shares or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

3. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the holder of this Warrant would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

(a)	If the Common Stock is listed on a national securities exchange (which includes the Nasdaq Capital Market) or admitted to unlisted trading privileges on such exchange or listed for trading on the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

(b)	If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

(c)	If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined (i) in good faith by the Board of Directors of the Company and certified in a Board resolution, based on the most recently completed arm’s-length transaction between the issuer of such security and a Person other than an affiliate of such person, the closing of which occurred on such date or within the six-month period preceding such date, or (ii) if no such transaction has occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert.

4. STOCK DIVIDENDS; SPLIT-UPS. If after the issuance of this Warrant, and subject to the provisions herein the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of Warrant Shares shall be increased in proportion to such increase in outstanding shares and the then applicable Purchase Price shall be correspondingly decreased.

5. AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions herein, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding shares and the then applicable Purchase Price shall be correspondingly increased.

6. REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the registered holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by this Warrant, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the registered holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and the Warrant Shares) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Company the obligation to deliver to the registered holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

7. FORM OF WARRANT. This Warrant need not be changed because of any adjustment pursuant to the terms herein, and any form of warrant issued after such adjustment may state the same Purchase Price and the same number of shares as is stated in this Warrant. However, the Company may at any time in its sole discretion make any change in the form of this Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any warrant thereafter issued, whether in exchange or substitution for this Warrant or otherwise, may be in the form as so changed. The Company agrees to notify the Holder of any adjustment to the number of shares or Purchase Price of the Warrant, any changes to the form of this Warrant or any other change pursuant to the terms herein.

8. TRANSFER OF WARRANTS. This Warrant and the Warrant Shares have not been registered under the 1933 Act or similar state laws. This Warrant and Warrant Shares cannot be sold or transferred by an investor unless (i) they are so registered or (ii) an exemption from registration is available at the time of transfer and, if requested by the Company, an opinion of counsel satisfactory to the Company to the effect that such registration is not required is delivered to the Company. Subject to the foregoing limitations, the Company shall register the transfer, from time to time, of this Warrant upon the Company’s warrant register, upon surrender of this Warrant for transfer, accompanied by a duly executed Assignment Form in the form attached as Annex II, with signatures properly guaranteed as indicated. Upon any such transfer, a new warrant or warrants representing the aggregate number of this Warrant shall be issued and this Warrant shall be cancelled by the Company.

A restrictive legend shall be placed upon each share certificate acquired upon exercise of this Warrant in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF (I) SUCH REGISTRATION OR (II) AN

EXEMPTION THEREFROM AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The foregoing legend will be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become the subject of an effective resale registration statement or they become eligible for resale pursuant to Rule 144 under the 1933 Act.

9. NO RIGHTS AS STOCKHOLDERS. Prior to the exercise of this Warrant in accordance with the terms hereof and payment of the full exercise price therefor, the Holder will not be entitled to any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, to exercise any preemptive rights, to consent or to receive notice as stockholders of the Company in respect to the meetings of stockholders or the election of directors of the Company or any other matter.

10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination, tenor, and date. Any such new warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

11. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of New York State without giving effect to conflicts of laws principles that would require the application of the law of another jurisdiction.

12.	NOTICES OF CERTAIN ACTIONS. In the event:

(a)	the Company sets a record date with respect to the holders of Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(b)	the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event;

(c)	the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, or reclassification of shares of Common Stock or other similar event;

(d)	of any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event;

(e)	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

(f)	the bankruptcy whether voluntary or involuntary of the Company;

then, and in each such case, the Company will provide written notice (an “Event Notice”) to the Holder at least ten days prior to (i) the record date in the case of (a) above, specifying the record date and the amount and character of such dividend, distribution or right, and (ii) the effective date of any event specified in clause (b), (c), (d), (e), of (f) above, specifying the effective date on which such event is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event, if applicable. Any failure to mail an

Event Notice required by this Section 12 or any defect therein or in the mailing thereof will not affect the validity of the corporate action required to be specified in such Event Notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the ten day period commencing on the date of an Event Notice, provided that such exercise occurs prior to the Expiration Date and the Holder otherwise complies with the terms hereof.

13. DELIVERY OF NOTICE. Notices and other communications to be given to the Holder of this Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 7373 Gateway Blvd., Suite 2W, Newark, California 94560, Attn: Mr. Magnus Ryde, Chief Executive Officer, or at such other address as the Company shall have designated by written notice to the registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or in facsimile, by the undersigned thereunto duly authorized, as of the date first written above.

DAYSTAR TECHNOLOGIES, INC.

By:
Name:	Magnus Ryde
Title:	Chief Executive Officer

[SIGNATURE PAGE TO WARRANT]

PROXY

DayStar Technologies, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

December 30, 2010

Solicited on Behalf of the Board of Directors of the Company

PROXY

The undersigned hereby appoints Patrick J. Forkin III and Christopher T. Lail as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of DayStar Technologies, Inc. to be held on Thursday, December 30, 2010 beginning at 2:00 P.M. local time and at any adjournments or postponements thereof:

1. TO ELECT SIX DIRECTORS OF THE COMPANY TO HOLD OFFICE UNTIL THE 2011 ANNUAL MEETING OF STOCKHOLDERS:

☐VOTE FOR all nominees listed (except as marked to the contrary below)	☐WITHHOLD AUTHORITY to vote for all nominees listed

Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee’s name below.

Peter A. Lacey	Magnus Ryde	Jonathan W. Fitzgerald

Richard C. Green, Jr.	William S. Steckel	Kang Sun

2.    TO APPROVE THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 1,216,667 TO 2,700,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    TO APPROVE THE TERMS OF CERTAIN CONVERTIBLE NOTES AND WARRANTS, INCLUDING THE ISSUANCE OF SHARES UPON CONVERSION OF SUCH NOTES OR EXERCISE OF SUCH WARRANTS

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    TO RATIFY THE SELECTION OF HEIN & ASSOCIATES LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.

h	DETACH PROXY CARD HERE	h
Please Detach Here

h	You Must Detach This Portion of the Proxy Card	h
Before Returning it in the Enclosed Envelope

DAYSTAR TECHNOLOGIES, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; FOR THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN; FOR THE CONVERTIBLE NOTES AND WARRANTS; AND FOR RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS THE COMPANY’S INDEPENDENT AUDITORS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated: , 2010

Signature or Signatures

Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY.